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                                                                    EXHIBIT (24)
                         INDEPENDENT AUDITORS' CONSENT
The Board of Directors
United Carolina Bancshares Corporation
     We consent to incorporation by reference in the Registration Statement (No. 33-48548) on Form S-8 of United Carolina Bancshares Corporation (the "Corporation") relating to the United Carolina Bancshares Corporation Dollar
Plus Savings Plan and Trust, the Registration Statement (No. 33-61184) on Form S-8 of the Corporation relating to the United Carolina Bancshares Corporation
Key Employee Stock Option Plan, the Registration Statement (No. 33-85250) on
Form S-8 of the Corporation relating to the 1987 Employee Non-Qualified Stock Option Program, and in the Registration Statement (No. 33-85640) on Form S-8 of the Corporation relating to the United Carolina Bancshares Corporation Long Term Incentive Plan, of our report dated January 17, 1996, relating to the consolidated balance sheets of United Carolina Bancshares Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of the Corporation. Our report dated January 17, 1996, refers to the fact that on December 31, 1993, the Corporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and on January 1, 1993, the Corporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Our report also refers to the fact that on January 1, 1994, the Corporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits".
                                         /s/ KPMG PEAT MARWICK LLP
Raleigh, North Carolina
March 22, 1996
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